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Dell Computer Corporation

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[DELL LOGO]

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

2001

May 31, 2001

Dear Fellow Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to Dell’s 2001 Annual Meeting of Stockholders. The meeting will be held on Thursday, July 19, 2001, at 9:00 a.m. Central Time, in the Ballroom of the Austin Convention Center, 500 E. Cesar Chavez, Austin, Texas 78701. For your convenience, we are also offering a Webcast of the meeting. If you choose to view the Webcast, go to www.dell.com/investor shortly before the meeting time and follow the instructions provided. If you miss the meeting, you can view a replay of the Webcast at that site until August 16, 2001.

You will find information regarding the matters to be voted on in the attached Notice of Annual Meeting and Proxy Statement. A copy of our Annual Report on Form 10-K and a copy of the brochure entitled “Fiscal 2001 in Review” are enclosed with these materials. We are also pleased to offer you the opportunity to receive future stockholder communications electronically. By signing up for electronic delivery, you can receive stockholder communications faster and can help us reduce our printing and mailing costs. For more information, see “Electronic Delivery of Stockholder Communications” on page ii inside.

This meeting is for Dell stockholders. If you attend the meeting in person, you will need to present the enclosed admission ticket at the door. If you have received your materials electronically, you may request a ticket from www.proxyvote.com. You may also receive a ticket at the door by presenting identification and an account statement showing your ownership of Dell stock.

Whether or not you plan to attend the meeting in person, please submit your vote using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting and vote in person should you so choose.

If you have any questions concerning the meeting, please contact Dell’s Investor Relations Department at (512) 728-7800 or www.dell.com/investor. For questions regarding your stock ownership, you may contact our transfer agent, American Stock Transfer & Trust Company, at (800) 937-5449 or www.amstock.com.

Sincerely,

[/s/ Michael S. Dell]
Michael S. Dell
Chairman and Chief Executive Officer

DELL COMPUTER CORPORATION
807 Las Cimas Parkway
Austin, Texas 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	Thursday, July 19, 2001

Time	9:00 a.m., Central Time

Place	Austin Convention Center — Ballroom
500 E. Cesar Chavez
Austin, Texas 78701

Webcast	www.dell.com/investor

Proposal	Election of four directors

Record Date	May 25, 2001

Voting Methods	• Internet — Go to www.proxyvote.com
• Telephone — Use the toll-free number
shown on the proxy card
• Written ballot — Complete and return a
proxy card
• In person — Attend and vote at the
meeting

Stockholders will also transact any other business properly brought before the meeting. At this time, the Board of Directors knows of no other proposals or matters to be presented.

This Proxy Statement is accompanied by a copy of the Annual Report on Form 10-K and a copy of the brochure entitled “Fiscal 2001 in Review.”

On behalf of the Board of Directors:

Thomas B. Green, Secretary
May 31, 2001

ELECTRONIC DELIVERY OF STOCKHOLDER COMMUNICATIONS

Our Proxy Statement, Annual Report on Form 10-K and “Fiscal 2001 in Review” brochure are available electronically. As an alternative to receiving printed copies of these materials in future years, you may elect to receive or access them electronically. By signing up for electronic delivery, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs.

To sign up for electronic delivery, please vote via the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. If you have any questions about electronic delivery, please contact Dell’s Investor Relations Department at (512) 728-7800 or www.dell.com/investor.

WEBCAST OF ANNUAL MEETING

We are pleased to offer a Webcast of our 2001 annual meeting. If you choose to view the Webcast, go to www.dell.com/investor shortly before the meeting time and follow the instructions provided. If you miss the meeting, you can view a replay of the Webcast at that site until August 16, 2001.

Please note that you will not be able to vote your shares via the Webcast. So if you plan to view the Webcast, please submit your vote using one of the methods described in the accompanying materials prior to the meeting.

[DELL LOGO]
PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by Dell Computer Corporation, on behalf of the Board of Directors, for the 2001 Annual Meeting of Stockholders. This Proxy Statement and the related proxy form are being distributed on or about June 6, 2001.

You can vote your shares using one of the following methods:

•	Vote through the Internet at www.proxyvote.com
•	Vote by telephone using the toll-free number shown on the proxy card
•	Complete and return a written proxy card

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on July 18, 2001. Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy card.

You can also vote in person at the meeting, and submitting your voting instructions by any of the methods mentioned above will not affect your right to attend the meeting and vote.

ELECTION OF DIRECTORS

The only proposal scheduled to be voted on at the meeting is the election of four directors. Each of these directors will serve full three-year terms as Class I directors. The Board of Directors has nominated Donald J. Carty, William H. Gray III, Judy C. Lewent and Thomas W. Luce III for these directorships. All of these individuals are currently serving as Dell directors.

The Board of Directors recommends a vote “FOR” all nominees.

The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

Mary Alice Taylor, who is currently serving as a Class I director, is retiring from the Board and is not standing for reelection. Her retirement will be effective the day before the annual meeting.

In accordance with the bylaws, directors are elected by a plurality of the votes of shares represented and entitled to be voted at the meeting. That means the four nominees will be elected if they receive more affirmative votes than any other nominees.

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Director Information

The Board is separated into three classes, each with a three-year term. The terms of the Class I directors expire in 2004, the terms of the Class II directors expire in 2002, and the terms of the Class III directors expire in 2003.

Set forth below is biographical and other information about the persons who will make up the Board following the annual meeting, assuming election of the nominees named above.

Donald J. Carty Class I Age: 54 Director since December 1992 Board Committees: Audit
Mr. Carty is Chairman of the Board, President and Chief Executive Officer of AMR Corporation and American Airlines, Inc., a subsidiary of AMR Corporation, positions he has held since May 1998. From March 1995 to May 1998, Mr. Carty was President of American Airlines, Inc., President of AMR Airline Group and Executive Vice President of AMR Corporation. Mr. Carty is also a director of Brinker International Inc. and Sears, Roebuck and Co.

Michael S. Dell Class II Age: 36 Director since May 1984 No Board Committees
Mr. Dell has been Chairman of the Board, Chief Executive Officer and a director of the Company since May 1984. Mr. Dell shares the Office of the Chief Executive Officer with Mr. Rollins and Dr. Vanderslice. Mr. Dell founded the Company in 1984 while attending the University of Texas at Austin. He is a member of the board of directors of the U.S. Chamber of Commerce, the Computerworld/ Smithsonian Awards and the World Economic Forum Foundation. Mr. Dell is also a member of the Business Council and the Computer Systems Policy Project, an affiliation of CEOs of the top computer companies that advocates public policy positions on trade and technology affecting the computer industry and ultimately the United States, and serves on the nominating committee for the National Technology Medal of Honor.

William H. Gray III Class I Age: 59 Director since November 2000 Board Committees: Audit, Nominating
Mr. Gray is the President and Chief Executive Officer of The College Fund/UNCF, positions he has held since September 1991. Mr. Gray has also served as the Senior Minister of the Bright Hope Baptist Church in Philadelphia since 1972. From 1979 to 1991, Mr. Gray served as a United States Congressman from Pennsylvania. During his tenure, he was Chairman of the House Budget Committee, a member of the Appropriations Committee,

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Chairman of the House Democratic Caucus and Majority Whip. Mr. Gray is also a director of Viacom Inc., J.P. Morgan Chase & Co., Electronic Data Systems Corporation, Municipal Bond Investors Assurance Corporation, The Prudential Insurance Company of America, Rockwell International Corporation, Visteon Corporation and Pfizer Corp.

Michael H. Jordan Class II Age: 64 Director since December 1992 Board Committees: Compensation, Finance
Mr. Jordan is the former Chairman and Chief Executive Officer of CBS Corporation (formerly Westinghouse Electric Corporation), positions he held from July 1993 until December 1998. Prior to joining Westinghouse, he was a principal with the investment firm of Clayton, Dubilier and Rice from September 1992 through June 1993, Chairman of PepsiCo International from December 1990 through July 1992 and Chairman of PepsiCo World-Wide Foods from December 1986 to December 1990. Mr. Jordan serves as chairman of the board of directors of Clariti Telecommunications International Ltd. He is also a director of Aetna Inc. and WPP Group plc.

Judy C. Lewent Class I Age: 52 Director since May 2001 Board Committees: Finance
Ms. Lewent is Executive Vice President and Chief Financial Officer of Merck & Co., Inc. She has served as Chief Financial Officer of Merck since 1990 and has also held various other financial and management positions since joining Merck in 1980. Ms. Lewent is a director of Johnson & Johnson Merck Consumer Pharmaceuticals Company, Motorola, Inc., the Quaker Oats Company and Merial Limited. Ms. Lewent is also a trustee of the Rockefeller Family Trust and a Massachusetts Institute of Technology Corporation life member.

Thomas W. Luce III Class I Age: 60 Director since November 1991 Board Committees: Audit
Mr. Luce is of counsel with the law firm Hughes & Luce, L.L.P., Dallas, Texas, having co-founded the firm in 1973. He is also a partner with Luce & Williams, Ltd., a business advisory firm. From October 1991 through April 1992, Mr. Luce was Chairman of the Board and Chief Executive Officer of First Southwest Company, a Dallas-based investment firm that is a member of the National Association of Securities Dealers, Inc.

Klaus S. Luft Class II Age: 59 Director since March 1995 Board Committees: Finance
Mr. Luft is the founder, owner and President of MATCH — Market Access for Technology Services GmbH, a private company established in 1994 and headquartered in Munich, Germany. MATCH provides sales and marketing services to high

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technology companies. Since August 1990, Mr. Luft has served and continues to serve as Vice Chairman and International Advisor to Goldman Sachs Europe Limited. From March 1986 to November 1989, he was Chief Executive Officer of Nixdorf Computer AG, where he served for more than 17 years in a variety of executive positions in marketing, manufacturing and finance. Mr. Luft is also a director of Sagent Technology Inc. and Broadvision, Inc.

Alex J. Mandl Class III Age: 57 Director since November 1997 Board Committees: Finance
Mr. Mandl is the former Chairman and Chief Executive Officer of Teligent Inc., a position he held from August 1996 until April 2001. Before joining Teligent, Mr. Mandl was President and Chief Operating Officer of AT&T, where he directed the long distance, wireless and local communications services. During his tenure at AT&T, Mr. Mandl also held the positions of Executive Vice President and Chief Executive Officer of the Communication Services Group, Chief Financial Officer and Group Executive. Mr. Mandl is also a director of Pfizer Corp. and Omnisky Corporation.

Michael A. Miles Class III Age: 61 Director since February 1995 Board Committees: Compensation, Nominating
Mr. Miles is a special limited partner of Forstmann Little and Co. He is the former Chairman of the Board and Chief Executive Officer of Philip Morris Companies Inc., having served in that position from September 1991 to July 1994. Prior to assuming that position, Mr. Miles was Vice Chairman and a member of the board of directors of Philip Morris Companies Inc. Mr. Miles is also a director of AOL Time Warner Inc., The Allstate Corporation, AMR Corporation, Community Health Systems, Inc., Exult, Inc., Morgan Stanley Dean Witter & Co. and Sears, Roebuck and Co.

Samuel A. Nunn, Jr. Class II Age: 62 Director since December 1999 Board Committees: Audit, Nominating
Mr. Nunn is a senior partner in the Atlanta law firm of King & Spalding, where he focuses his practice on international and corporate matters. From 1972 through 1996, he served as a United States Senator from Georgia. During his tenure as Senator, he served as Chairman of the Senate Armed Services Committee and the Permanent Subcommittee on Investigations. He also served on the Intelligence and Small Business Committees. Mr. Nunn is also a director of The Coca-Cola Company, General Electric Company, Internet Security Systems Group, Inc., Scientific-Atlanta, Inc., Texaco Inc. and Total System

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Services, Inc. He also serves as Chairman and Chief Executive Officer of the Nuclear Threat Initiative, an organization committed to reducing the global threat of nuclear and other weapons of mass destruction.

Morton L. Topfer Class III Age: 64 Director since December 1999 Board Committees: Finance
Mr. Topfer joined the Company in June 1994 as Vice Chairman and became Counselor to the CEO in December 1999, concurrent with his appointment to the Board. Mr. Topfer advises in matters of critical importance such as operations, quality and customer experience issues. For 23 years prior to joining Dell, Mr. Topfer held various positions with Motorola, Inc., last serving as Corporate Executive Vice President and President of the Land Mobile Products Sector. Mr. Topfer is also a director of Crossroads Systems, Inc. and British Sky Broadcasting Ltd.

Committees

The Board maintains four standing committees: Audit, Compensation, Finance and Nominating.

Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting process. Its primary duties include reviewing the scope and adequacy of the Company’s internal accounting and financial controls; reviewing the scope and results of the audit plans of the Company’s independent and internal auditors; reviewing the objectivity, effectiveness and resources of the internal audit function; and appraising the Company’s financial reporting activities and the accounting standards and principles followed. The Audit Committee also recommends the selection of the Company’s independent auditors and determines the appropriateness of their fees. The Audit Committee operates pursuant to a written charter that has been approved and adopted by the Board of Directors. A copy of the charter is included as Exhibit A to this Proxy Statement. The Audit Committee is composed only of non-employee directors, each of whom is “independent,” as defined in the Nasdaq’s listing standards.

Compensation Committee. The main responsibilities of the Compensation Committee include determining the compensation for senior management, establishing compensation policies for Dell’s employees generally and administering Dell’s stock-based compensation plans.

Finance Committee. The Finance Committee is primarily responsible for overseeing all areas of corporate finance for the Company and its subsidiaries.

Nominating Committee. The responsibilities of the Nominating Committee include recruiting and recommending candidates for director positions and recommending to the Chairman of the Board the structure and membership of the Board committees.
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Meetings and Attendance

During fiscal year 2001, the full Board held four meetings, the Audit Committee met eight times, the Compensation Committee met six times, the Finance Committee met four times and the Nominating Committee met once. All directors attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served.

Director Compensation

Mr. Dell and Mr. Topfer, who are the only directors that are also Dell employees, do not receive any additional compensation for serving on the Board of Directors.

Annual Retainer Fee. Each non-employee director receives an annual retainer fee of $40,000. The director can receive that amount in cash, can defer all or a portion of it into a deferred compensation plan or can receive fair market value stock options instead. Amounts deferred into the deferred compensation plan are payable in a lump sum or in installments beginning upon termination of service as a director. The number of options received in lieu of the annual retainer fee (or the method of computing the number) and the terms and conditions of those options are determined from time to time by the Compensation Committee.

Option or Stock Awards. The non-employee directors are also eligible for stock option and restricted stock awards. The number of options or shares awarded is within the discretion of the Compensation Committee, except that (1) no non-employee director may receive awards covering more than 40,000 shares of stock in any year (other than the year the director joins the Board, when the limit is three times the normal annual limit) and (2) no more than 20% of the awards granted to a non-employee director during a year may consist of restricted stock. The Compensation Committee also has the discretion to establish the other terms and conditions of the awards, such as vesting and exercisability schedules and termination provisions, subject to the following limitations:

•	The exercise price of any option cannot be less than the fair market value of the stock on the date of grant.

•	No option can become exercisable, and no share of restricted stock can become transferable, earlier than six months from the date of grant.

•	No option can be “repriced” if the effect would be to reduce the exercise price per share.

Other Benefits. Dell reimburses directors for the reasonable expenses associated with attending Board meetings and provides them with liability insurance coverage for their activities as directors of Dell.
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Compensation During Fiscal 2001. The following table describes the compensation paid to the non-employee directors for the last fiscal year. Ms. Lewent became a director in May 2001 and did not receive any compensation last year.

Name	Cash Payments	Options Granted [a]

Mr. Carty	$40,000	16,298
Mr. Gray [b]	40,000	81,438
Mr. Jordan	40,000	16,298
Mr. Luce [c]	0	18,599
Mr. Luft [c]	0	18,599
Mr. Mandl [c]	0	18,599
Mr. Miles [c]	0	18,599
Mr. Nunn [c,d]	0	67,981
Ms. Taylor [c]	0	18,599

a —
Effective July 20, 2000, each non-employee director (other than Mr. Gray, who did not join the Board until November 2000) received options to purchase 16,298 shares of common stock with an exercise price of $52.1563 per share. The options vest and become exercisable ratably over five years (20% per year), so long as the director remains a member of the Board. The options terminate when the director ceases to be a member of the Board (if the Board demands or requests the director’s resignation), 90 days after the director ceases to be a member of the Board (if the director resigns for any other reason) or one year after the director ceases to be a member of the Board because of death or permanent disability. In any event, the options terminate ten years from the date of grant. The options are transferable to family members under specified conditions.

b —
 Effective November 2, 2000 (the date he joined the Board), Mr. Gray received options to purchase 81,438 shares of common stock with an exercise price of $31.3125. The vesting, termination and transferability provisions of those options are identical to those described in note a above.

c —
Elected to receive options in lieu of the retainer. The number of options granted (2,301) was determined by dividing 300% of the foregone retainer amount by the exercise price, which was set at the market value of the common stock on the date of grant ($52.1563). The options are fully vested, but they become exercisable ratably over five years (20% per year). The options terminate on the tenth anniversary of the date of grant.

d —
Effective March 2, 2000 (the date of the first Board meeting he attended), Mr. Nunn received options to purchase 49,382 shares of common stock with an exercise price of $43.4375. The vesting, termination and transferability provision of these options are identical to those described in note a above.

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EXECUTIVE COMPENSATION

Compensation Committee Report

Dell’s mission is to be the most successful computer company in the world by delivering the best customer experience in the markets we serve. To accomplish this objective, Dell has developed a comprehensive business strategy that emphasizes maximizing long-term stockholder value through superior financial performance, quality and customer and employee satisfaction.

Compensation Philosophy

The Compensation Committee of the Board of Directors is committed to implementing a compensation program that furthers Dell’s mission. The committee therefore adheres to the following compensation policies, which are designed to support the achievement of Dell’s business strategies:

•
Executives’ total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate, business unit and individual performance goals.

•	A significant amount of pay for senior executives should be comprised of long-term, at-risk pay to focus management on the long-term interests of stockholders.

•
The at-risk components of pay should be comprised primarily of equity-based pay opportunities. Encouraging a personal proprietary interest provides executives with a close identification with Dell and aligns executives’ interests with those of the stockholders. This promotes a continuing focus on building profitability and stockholder value.

•
Total compensation opportunities should enhance Dell’s ability to attract, retain and develop exceptionally knowledgeable and experienced executives upon whom, in large part, the successful operation and management of Dell depends.

•
Base compensation should be targeted at the median of compensation paid to executives of similar high-tech companies. However, if Dell’s performance exceeds that of its peers, total compensation should be paid above market median, commensurate with the level of success achieved.

The committee compares total compensation levels for Dell’s senior executives to the compensation paid to executives of a peer group of similar high-tech companies. Each year, management develops the peer group based on similar sales volumes, market capitalization, employment levels and lines of business, and we review and approve that selection. For fiscal 2001, the peer group consisted of approximately 20 companies, and
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was changed from the prior year to reflect Dell’s growth and current strategic focus. This group is not the same group used for the industry comparison in the “Five-Year Performance Graph” since it includes additional companies that Dell competes with for employees in addition to industry-product competitors.

Internal Revenue Code Section 162(m) generally limits the U.S. corporate income tax deduction for compensation paid to certain executive officers to $1 million, unless the compensation is “performance based compensation” or qualifies under certain other exceptions. In designing Dell’s compensation programs, the committee carefully considers the effect of this provision together with other factors relevant to the needs of the business. We have historically taken, and intend to continue taking, such steps as we deem reasonably practicable to minimize the impact of Section 162(m).

Components of Compensation

The key elements of Dell’s executive compensation program are base salary, short-term (annual) incentive and long-term incentive compensation. These elements are addressed separately below.

The committee does not exclusively use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, we consider all elements of a senior executive’s total compensation package, including insurance and other benefits.

Base Salaries. Base salaries are targeted at median levels for the peer group of companies and are adjusted to recognize varying levels of responsibility, individual performance, business unit performance and internal equity issues, as well as external pay practices. We review each senior executive’s base salary annually.

Short-Term Incentives. Short-term incentives for fiscal 2001 were paid pursuant to Dell’s Executive Incentive Bonus Plan. This plan was designed to comply with the performance-based compensation exemption under Internal Revenue Code Section 162(m) and was approved by stockholders at the 1998 annual meeting.

Under this plan, the committee establishes a specific annual performance target for each executive officer. The performance target is represented as a specific percentage of consolidated net income and may not exceed 0.5%. We have the discretion to reduce (but not increase) an executive’s bonus amount from the amount that would otherwise be payable under the established performance target. Although the plan does not specify factors the committee will evaluate, we evaluate, among other things, overall company and business unit financial performance, as well as non-financial company performance, in determining the appropriate final incentive bonus payout for each executive.

For fiscal 2001, the committee established a specific percentage of consolidated net income for each executive officer. At the end of the year, we certified that the performance targets had been achieved and that incentive bonus amounts could be paid. In determining the actual incentive bonus amount to be paid to each executive officer, we considered several factors, including company and business unit revenue growth, operating profit margin and non-financial performance relating to improvements in customer satisfaction. Based on an evaluation of these factors, we modified bonus payout amounts. The amounts paid to the Named Executive Officers are set forth in the Summary Compensation Table.
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Long-Term Incentives. In keeping with Dell’s philosophy of providing a total compensation package that favors at-risk components of pay, long-term incentives comprise a significant component of a senior executive’s total compensation package. These incentives are designed to motivate and reward executives for maximizing stockholder value and encourage the long-term employment of key employees.

When awarding long-term incentives, the committee considers an executive’s level of responsibility, prior experience, individual performance criteria and previous stock option grants, as well as the compensation practices of the peer group of companies used to evaluate total compensation. Our objective is to provide executives with above-average long-term incentive award opportunities. Actual long-term incentive gains are designed to be highly leveraged if Dell’s stockholder returns exceed industry norms.

The size of stock option grants is based primarily on the dollar value of the award granted. As a result, the number of shares underlying stock option awards varies and is dependent on the price of Dell’s common stock on the date of grant. The size of the award can also be adjusted based on individual factors.

In March 2000, the Company granted stock options with an exercise price set at the fair market value on the date of grant. These options generally vest ratably over five years (20% per year) beginning on the first anniversary of the date of grant. In August 2000, the Company granted two separate option awards with an exercise price set at the fair market value on the date of grant. The first grant generally vests ratably over five years (20% per year) beginning on the first anniversary of the date of grant. The second grant, which was awarded to enhance retention and compete with increasing stock option grant sizes in the marketplace, generally vests ratably over five years (20% per year) beginning on the third anniversary of the date of grant. The size of each award was determined based on the criteria for awarding long-term incentives stated above.

Because the exercise price of these options is equal to the fair market value of Dell’s common stock on the date of grant, the options have value only if the stock price appreciates from the value on the date the options were granted. This design is intended to focus executives on the enhancement of stockholder value over the long-term and to encourage equity ownership in Dell.

Also, on March 23, 2001, stock options with an exercise price set at 80% of fair market value were granted to five executive officers under Dell’s Executive Stock Ownership Incentive Program. This program allows executives to elect to forego all or a portion of their pretax annual bonus payouts and receive discounted options. Because of the inherent risk in foregoing a cash payment to receive an option grant, the number of shares granted is calculated by dividing the foregone bonus amount by the amount of the discount (20% of the fair market value of the common stock on the grant date). Although the foregone cash payments would have been unrestricted, the discounted options are subject to a two-year vesting schedule.

Compensation of the Chief Executive Officer

In fiscal 2001, Mr. Dell’s annualized base salary was increased to $900,000. Mr. Dell’s salary remains below the median base salary earnings for chief executive officers of the
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peer group of companies. The committee continues to focus on the performance-based elements of Mr. Dell’s compensation package, with less emphasis on fixed base pay.

As a result of the Company’s performance in fiscal 2001, Mr. Dell received an incentive bonus equal to 180% of his base salary. Mr. Dell elected to forego this bonus in lieu of a discounted stock option grant under Dell’s Executive Stock Ownership Incentive Plan, described above.

Mr. Dell received one stock option grant of 900,000 shares in March 2000 and two stock option grants of 175,000 shares each in August 2000. The March options vest ratably over five years (20% per year) beginning on the first anniversary of the date of grant. The August grants also vest ratably over five years (20% per year), with vesting for one grant beginning on the first anniversary of the date of grant and vesting for the other grant beginning on the third anniversary of the date of grant. All three grants have an exercise price equal to the fair market value of the common stock on the date of grant. We granted the options in recognition of Mr. Dell’s continued leadership and vision, which has contributed significantly to the company’s exceptional long-term performance in creating stockholder value and to provide a level of competitive stock option grants, consistent with our philosophy vis-a-vis the market.

Conclusion

We believe these executive compensation policies and programs serve the interests of stockholders and Dell effectively. The various pay vehicles offered are carefully designed to provide increased motivation for senior executives to contribute to Dell’s overall future success, thereby enhancing the value of Dell for the stockholders’ benefit.

THE COMPENSATION COMMITTEE

DONALD J. CARTY , Chairman
THOMAS W. LUCE III
KLAUS S. LUFT

Compensation Committee Interlocks and Insider Participation

Neither Mr. Carty, Mr. Luce nor Mr. Luft is an officer or employee, or former officer or employee, of Dell or any of its subsidiaries. No interlocking relationship exists between the members of Dell’s Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

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Summary Compensation Table

The following table summarizes the total compensation, for each of the last three fiscal years, for Mr. Dell and the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2001. These persons are referred to as the “Named Executive Officers.”

Name and Principle Position	Fiscal Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation [e]
		Salary	Bonus [a]	Other [b]	Restricted Stock Awards [c]	Shares Underlying Options [d]

Michael S. Dell Chairman of the Board, Chief Executive Officer	2001	$892,308	$1,668,462	—	—	1,250,000	$ 27,264

	2000	850,000	1,670,250	—	—	805,595	107,966
	1999	844,231	2,615,005	—	—	12,800,000	86,185

Kevin B. Rollins President and Chief Operating Officer	2001	688,462	1,158,923	—	—	1,250,000	6,423

	2000	613,461	1,087,000	—	—	290,910	9,577
	1999	550,000	1,533,262	—		259,540	6,540

James T. Vanderslice President and Chief Operating Officer	2001	663,462	1,116,865	$120,395	—	1,250,000	10,738

	2000	69,231	1,000,000	—	$37,575,000	1,500,000	906
	1999	—	—	—	—	—	—

Joseph A. Marengi Senior Vice President and General Manager, Americas	2001	426,931	496,770	—	—	375,000	25,565

	2000	410,008	410,294	—	—	89,510	16,405
	1999	408,854	641,661	—	—	86,520	13,515

Morton L. Topfer Counselor to the CEO	2001	400,000	472,500	—	—	—	14,664

	2000	700,000	1,240,350	—	—	290,910	31,032
	1999	691,346	1,927,301	—	—	259,540	30,227

a —
In each case (except for Mr. Dell in fiscal 1999, Dr. Vanderslice in fiscal 2000 and Mr. Marengi in fiscal 2000 and 2001), the executive elected to receive options in lieu of this annual bonus amount under the Executive Stock Ownership Incentive Program. This program is described in note c to the table below entitled “Option Grants in Last Fiscal Year.” The amount shown for Dr. Vanderslice for fiscal 2000 represents the cash bonus he received upon commencement of his employment.

b —
Includes the cost of providing various perquisites and personal benefits if the amount exceeds $50,000 in any year. The amount shown for Dr. Vanderslice for fiscal 2001 includes $111,676 for relocation and reimbursement of the related tax liability and $8,719 for personal financial counseling and tax planning services.

c —
The amount shown for Dr. Vanderslice in fiscal 2000 represents the value of 900,000 shares of restricted stock awarded to him upon commencement of his employment on December 13, 1999. That value was calculated using the closing price of the common stock on the date of grant ($41.75). The shares vest ratably over three years (one-third per year).

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At the end of fiscal 2001, Dr. Vanderslice held 600,000 shares of restricted stock valued at $15,112,500 and Mr. Marengi held 182,720 shares of restricted stock valued at $4,602,260. These values were calculated using the closing price of the common stock on the last trading day of the fiscal year ($25.1875). Dividends are payable on the shares of restricted stock if and when declared by the Board at the same rate as they are paid to all common stockholders. Neither Mr. Dell, Mr. Rollins nor Mr. Topfer held any shares of restricted stock at the end of fiscal 2001.

d —
Does not include options granted in lieu of annual bonus under the Executive Stock Ownership Incentive Program (see note a). For information regarding the stock option grants made during fiscal 2001, see the table below entitled “Option Grants in Last Fiscal Year.”

e —
Includes the value of the company’s contributions to the company-sponsored 401(k) plan and deferred compensation plan and the amount paid by the company for term life insurance coverage under health and welfare plans.

Stock Options

The following table sets forth certain information about the stock option awards that were made to the Named Executive Officers during fiscal 2001. All of these options are transferable to family members under specified conditions.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Shares Underlying Options Granted	Percentage of Total Options Granted to Employees In Fiscal Year	Exercise Price Per Share	Fair Market Value on Grant Date	Grant Date	Expiration Date	Grant Date Present Value [a]

Mr. Dell	900,000 [b]	0.58%	$43.44	$43.44	3/2/00	3/2/10	$15,795,000
	145,555 [c]	0.09%	45.90	57.38	3/24/00	3/24/10	4,972,159
	175,000 [b]	0.11%	37.59	37.59	8/22/00	8/22/10	2,676,188
	175,000 [d]	0.11%	37.59	37.59	8/22/00	8/22/10	2,676,188

Mr. Rollins	750,000 [b]	0.48%	43.44	43.44	3/2/00	3/2/10	13,162,500
	94,727 [c]	0.06%	45.90	57.38	3/24/00	3/24/10	3,235,874
	250,000 [b]	0.16%	37.59	37.59	8/22/00	8/22/10	3,823,125
	250,000 [d]	0.16%	37.59	37.59	8/22/00	8/22/10	3,823,125

Dr. Vanderslice	750,000 [b]	0.48%	43.44	43.44	3/2/00	3/2/10	13,162,500
	250,000 [b]	0.16%	37.59	37.59	8/22/00	8/22/10	3,823,125
	250,000 [d]	0.16%	37.59	37.59	8/22/00	8/22/10	3,823,125

Mr. Marengi	175,000 [b]	0.11%	43.44	43.44	3/2/00	3/2/10	3,071,250
	100,000 [b]	0.06%	37.59	37.59	8/22/00	8/22/10	1,529,250
	100,000 [d]	0.06%	37.59	37.59	8/22/00	8/22/10	1,529,250

Mr. Topfer	108,091 [c]	0.07%	45.90	57.38	3/24/00	3/24/10	3,692,389

a —
Calculated using the Black-Scholes model with the following material assumptions and adjustments: (1) an interest rate equal to the rate on U.S. Treasury securities with a maturity date corresponding to the assumed option term of five years; (2) volatility determined using daily stock prices during the five-year period immediately preceding date of grant; (3) a dividend rate of $0; and (4) in each case (other than the options described in note c), a reduction of 25%

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to reflect the probability of forfeiture due to termination of employment prior to vesting and the probability of a shortened option term due to termination of employment prior to the option expiration date. The actual value realized will depend on the difference between the market value of the common stock on the date the option is exercised and the exercise price.

b —	These options vest and become exercisable ratably over five years (20% per year) beginning on the first anniversary of the date of grant.

c —
These options were granted as a part of the Executive Stock Ownership Incentive Program, under which the executives can elect to receive options in lieu of their annual bonus. The exercise price of the options is 80% of the fair market value of the common stock on the date of grant, and the number of shares awarded is calculated by dividing the designated bonus amount by 20% of the fair market value of the common stock on the date of grant. The awards shown were granted in lieu of the 2000 annual bonus amounts shown in the “Summary Compensation Table” above. These options vest and become exercisable with respect to 25% of the underlying shares on each of the first two anniversaries of the date of grant and the remaining 50% on the third anniversary of the date of grant.

d —	These options vest and become exercisable ratably over five years (20% per year) beginning on the third anniversary of the date of grant.

The following table sets forth certain information about option exercises during fiscal 2001 by the Named Executive Officers and the value of their unexercised options at the end of the year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired On Exercise		Value Realized [a]	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End [b]
				Exercisable	Unexercisable	Exercisable	Unexercisable

Mr. Dell	18,040,000	[c]	$198,699,328	161,119	19,320,031	$ 0	$197,325,600
Mr. Rollins	1,235,000		41,741,128	4,111,164	4,772,174	83,895,882	61,749,103
Dr. Vanderslice	0		0	300,000	2,450,000	0	0
Mr. Marengi	300,556		12,429,691	138,714	1,395,564	1,796,750	14,374,000
Mr. Topfer	4,088,627		122,885,206	156,849	3,135,063	2,114,855	54,399,800

a —
If the shares were sold immediately upon exercise, the value realized was calculated using the difference between the actual sales price and the exercise price. Otherwise, the value realized was calculated using the difference between the closing price of the common stock on the date of exercise and the exercise price.

b —	Amounts were calculated using the closing price of the common stock in the last trading day of year ($25.1875).

c —	Mr. Dell holds all the shares acquired on exercise of these options.

Other Benefits

401(k) Retirement Plan. Dell maintains a 401(k) retirement savings plan that is available to substantially all U.S. employees. Under the terms of the plan, Dell matches 100% of each participant’s voluntary contributions up to 3% of the participant’s compensation. A participant vests ratably in the matching contributions over the first five years of employment (20% per year).
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Deferred Compensation Plan. Dell also maintains a nonqualified deferred compensation plan that is available to executives. Under the terms of this plan, Dell matches 100% of each participant’s voluntary contributions up to 3% of the participant’s compensation. A participant vests ratably in the matching contributions over the first five years of employment (20% per year). A participant’s funds are distributed upon the participant’s retirement or death or, under certain circumstances, at the request of the participant during the participant’s employment.

Employee Stock Purchase Plan. Dell maintains an employee stock purchase plan that is available to substantially all employees. Participating employees may purchase common stock at the end of each participation period at a purchase price equal to 85% of the lower of the fair market value of the stock at the beginning or the end of the period. The six-month participation periods run from January to June and from July to December each year. Employees may contribute up to 15% of their base compensation to the plan subject to certain IRS limits on stock purchases through the plan.

Employment Agreements and Change-in-Control Arrangements

Substantially all of Dell’s employees enter into a standard employment agreement upon commencement of their employment. The standard employment agreement deals mainly with intellectual property and confidential and proprietary information matters and does not contain provisions regarding compensation or continued employment. Dr. Vanderslice’s agreement contains a special termination of employment clause. Under that agreement, if Dell desires to terminate Dr. Vanderslice’s employment other than for “cause” at any time within the first three years, it must give Dr. Vanderslice 15 months’ advance notice of the termination. During that 15-month notice period, Dr. Vanderslice’s then current salary and benefits (including scheduled vesting of equity awards) will be continued. If, at the end of that period, Dell’s average daily market capitalization for the immediately preceding twelve months is less than $165 billion, then Dell will pay Dr. Vanderslice $35 million (if the termination notice is given within the first year of employment), $20 million (if the termination notice is given within the second year of employment) or $10 million (if the termination notice is given within the third year of employment). After the third year of employment, Dr. Vanderslice’s employment will be “at will” and can be terminated at any time with or without cause.

The Compensation Committee has the authority under Dell’s stock plans to issue awards with provisions that accelerate vesting and exercisability in the event of a change-in-control and to amend existing awards to provide for such acceleration. To date, the Compensation Committee has not elected to include change-in-control acceleration provisions in any awards.

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FIVE-YEAR PERFORMANCE GRAPH

The following graph compares the cumulative total return on Dell’s common stock during the last five fiscal years with the S&P 500 Index and the S&P Computer Systems Index during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in Dell common stock or the indices on January 28, 1996 and assumes the reinvestment of all dividends. The graph depicts the change in the value of common stock relative to the indices as of the end of each fiscal year and not for any interim period. Historical stock price performance is not necessarily indicative of future stock price performance.

Comparison of Five Year Cumulative Total Return

	End of Fiscal Year
	1996	1997	1998	1999	2000	2001
Dell	$100	$482	$1,447	$5,818	$4,335	$2,931
S&P 500	$100	$126	$ 158	$ 206	$ 219	$ 217
S&P Computer Systems Index	$100	$140	$ 189	$ 382	$ 471	$ 428
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STOCK OWNERSHIP

The following table sets forth certain information, as of May 4, 2001, about the ownership of Dell common stock by the directors and executive officers. The company knows of no person, other than Mr. Dell, who owns more than 5% of the total number of shares outstanding. Unless otherwise indicated, each person named below holds sole investment and voting power over the shares shown.

Beneficial Owner	Number of Shares Owned		Options Exercisable Within 60 Days	Total Beneficial Ownership	Total as a Percentage of Shares Outstanding (if 1% or more) [a]

Michael S. Dell	310,361,526	[b]	3,577,507	313,939,033	12.0%
807 Las Cimas Parkway Austin, Texas 78746
Donald J. Carty	—		1,202,652	1,202,652	—
William H. Gray III	1,000		—	1,000	—
Michael H. Jordan	138,899		1,051,452	1,190,351	—
Judy C. Lewent	—		—	—	—
Thomas W. Luce III	—		64,142	64,142	—
Klaus S. Luft	499,200		128,893	628,093	—
Alex J. Mandl	400	[c]	13,977	14,377	—
Michael A. Miles	558,624	[d]	1,802,479	2,361,103	—
Samuel A. Nunn, Jr.	2,000		9,876	11,876	—
Mary Alice Taylor	10,090		27,110	37,200	—
Morton L. Topfer	4,300,185	[e]	231,217	4,531,402	—
Kevin B. Rollins	13,356		5,705,235	5,718,591	—
James T. Vanderslice	811,650		450,000	1,261,650	—
Joseph A. Marengi	185,531		494,526	680,057	—
Directors and executive officers as a group (20 persons)	319,286,234		18,356,312	337,642,546	12.9%

a —	Based on the number of shares outstanding (2,604,103,137) at the close of business on May 4, 2001.

b —
Does not include 8,138,000 shares held in limited partnerships for the benefit of Mr. Dell’s children, 6,080,000 shares held in a trust of which Mr. Dell is the grantor or 37,809,112 shares held in a separate property trust for Mr. Dell’s spouse. It does include 1,200,000 shares held in a private charitable foundation.

c —	Held by Mr. Mandl’s spouse.

d —	Includes 160,000 shares held by Mr. Miles’ spouse.

e —	Includes 6,144 shares held by Mr. Topfer’s spouse.
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OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Certain Relationships and Related Party Transactions

Thomas W. Luce III, a director, is affiliated with the law firm of Hughes & Luce L.L.P., Dallas, Texas, which provided certain legal services to the Company during fiscal 2001. The dollar amount of fees that Dell paid to that firm during fiscal 2001 did not exceed 5% of that firm’s gross revenues for its last full fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

The April 2000 Form 4 for Michael S. Dell was inadvertently filed 15 days late, on May 25, 2000, rather than May 10, 2000. In addition Mary Alice Taylor, a director, failed to report a purchase of 10,090 shares on March 31, 2000 on a Form 4 for March 2000. This failure was inadvertent, and the purchase was subsequently reported on a Form 4 filed on May 11, 2000.
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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, a copy of which is included as Exhibit A to this Proxy Statement.

Management has the primary responsibility for the preparation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for fiscal 2001 with the Company’s management and has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No.1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with PricewaterhouseCoopers LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2001, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

ALEX J. MANDL , Chairman
WILLIAM H. GRAY III
MICHAEL H. JORDAN
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ADDITIONAL INFORMATION

Record Date; Shares Outstanding

Stockholders of record at the close of business on May 25, 2001, are entitled to vote their shares at the annual meeting. As of that date, there were 2,605,412,659 shares of common stock outstanding and entitled to be voted at the meeting. The holders of those shares are entitled to one vote per share.

Quorum

More than 50% of the stockholders entitled to vote must be represented at the meeting before any business may be conducted. If a quorum is not present, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the meeting.

Proxies; Right to Revoke

By submitting your proxy, you will authorize Michael S. Dell and Thomas B. Green to represent you and vote your shares at the meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

If you attend the meeting, you may vote your shares in person, regardless of whether you have submitted a proxy. In addition, you may revoke your proxy by sending a written notice of revocation to Dell’s Corporate Secretary, by submitting a later-dated proxy or by voting in person at the meeting.

Default Voting

If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR the election of all nominees for director, and if any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted according to the discretion of the holders of the proxy.

Tabulation of Votes

American Stock Transfer and Trust Company, the transfer agent, will tabulate and certify the votes.

If your shares are treated as a broker non-vote or abstention, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. Because the election of directors (the only proposal to be presented) is done by a plurality of votes, broker non-votes and abstentions will have no effect on the outcome of the vote.
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Voting by Street Name Holders

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares according to your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares in its discretion.

Independent Auditors

The Board has again selected PricewaterhouseCoopers LLP as independent auditors for fiscal 2002. Representatives of that firm will be at the meeting to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

In addition to retaining PricewaterhouseCoopers LLP to audit Dell’s financial statements for fiscal 2001, Dell engaged the firm from time to time during the year to perform other services. The aggregate fees billed by PricewaterhouseCoopers LLP in connection with services rendered during fiscal 2001 were:

(a)	Audit Fees — $2.8 million for professional services rendered in connection with the audit of the annual financial statements and for the review of the quarterly financial statements.

(b)
Financial Information Systems Design and Implementation Fees — $400,000 for professional services rendered in connection with the design and implementation of hardware or software systems that aggregate source data underlying the financial statements or generate information that is significant to the financial statements taken as a whole.

(c)	All Other Fees — $2.7 million for other services not described in (a) or (b).

The Audit Committee has considered whether the provision of the non-audit services described in (b) and (c) above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Proxy Solicitation

Dell will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile by officers, directors and regular employees. Dell may also reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners.

Stockholder Proposals for Next Year’s Meeting

Bylaw Provisions. In accordance with the Company’s bylaws, a stockholder who desires to present a proposal for consideration at next year’s annual meeting (which is currently scheduled for July 18, 2002) must submit the proposal no later than the close of business on May 19, 2002. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in the Company’s stock transfer records), the number of Dell shares beneficially owned by the stockholder and a description of any material direct or indirect financial or other interest that the stockholder (or any affiliate or associate) may have in the proposal.
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Proposals should be addressed to Corporate Secretary, Dell Computer Corporation, One Dell Way, Mail Code 9003, Round Rock, Texas 78682-2244.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the bylaw provisions, a stockholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to Dell’s principal executive offices (at the address noted above) no later than the close of business on January 31, 2002.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) Dell receives notice of the proposal before the close of business on April 22, 2002 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter or (b) does not receive notice of the proposal prior to the close of business on April 22, 2002.

Director Nominees. In recommending candidates to the Board of Directors, the Nominating Committee seeks persons of proven judgment and experience. Stockholders who wish to suggest qualified candidates may write to the Corporate Secretary, Dell Computer Corporation, One Dell Way, Mail Code 9003, Round Rock, Texas 78682, stating in detail the qualifications of the persons they recommend.

Stockholder List

For at least ten days prior to the meeting, a list of the stockholders entitled to vote at the annual meeting will be available for examination, for purposes germane to the meeting, during ordinary business hours at Dell’s principal executive offices. The list will also be available for examination at the meeting.

Annual Report on Form 10-K

A copy of the fiscal 2001 Annual Report on Form 10-K (without exhibits) is being distributed along with this Proxy Statement. It is also available via the Internet at www.dell.com/investor. In addition, the report (with exhibits) is available at the World Wide Web site of the Securities and Exchange Commission (www.sec.gov).
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EXHIBIT A

DELL COMPUTER CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee shall be charged with the responsibility of assisting the Board of Directors in fulfilling its fiduciary responsibilities to provide oversight with respect to financial information to be provided to shareholders and others, the system of internal controls of the Corporation and the audit process. In so doing the Audit Committee will provide a focal point for free and open communications among independent directors, the Corporation’s management, the internal auditors and the independent auditors.

Membership

The Audit Committee will consist of at least three independent directors of the Board. All such members will be financially literate, with at least one member possessing accounting or financial management expertise. Audit Committee members shall have had no relationship with the Corporation or its management that may interfere with their exercise of independence. The members of the Audit Committee are recommended by the Nominating Committee and are appointed by and serve at the discretion of the Board of Directors.

Responsibilities

The responsibilities of the Audit Committee shall include:

1.	Reviewing and assessing the adequacy of the Audit Committee’s charter annually. The charter shall be disclosed in the proxy statement at least once every three years.

2.
Reviewing, evaluating and recommending annually to the Board of Directors the selection, retention or termination of the independent auditors, and ensuring a clear understanding exists that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee as representatives of stockholders.

3.
Reviewing and assuring the independence of the independent auditors. This review shall cover and include services, fees and a formal written statement from the independent auditors regarding relationships between the independent auditor and the Corporation.

4.
Reviewing and discussing with management and the independent auditors the Corporation’s financial reporting and its accounting policies and practices, including any significant changes. The discussion shall include quality, as well as acceptability, of such accounting and reporting policies and practices.

5.	Reviewing annually with the independent auditors and financial management of the Corporation the scope and general extent of the proposed audit and the audit procedures to be utilized.

6.
Reviewing the results of the audit for each fiscal year of the Corporation with the independent auditors and appropriate management representatives, and recommending to the Board inclusion of the financial statements in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

7.	Reviewing with management and the independent auditors the effect of new or proposed auditing, accounting and reporting standards, and management’s plan to implement required changes.

8.
Reviewing with the independent auditor and management the results of the independent auditor’s review of the quarterly financial statements, including any significant accounting or disclosure issues, prior to filing Quarterly Reports on Form 10-Q with the Securities and Exchange Commission.

9.	Reviewing and agreeing with the appointment, replacement or dismissal of the Vice President of Internal Audit.

10.
Reviewing the internal audit function of the Corporation, including the proposed programs for the coming year, and the coordination of such programs with the independent auditors, with particular attention to maintaining the best possible effective balance between independent and internal auditing resources. Reviewing progress of the internal audit program, key findings and management’s action plans to address findings.

11.
Reviewing with management, the Vice President of Internal Audit and the independent auditors the adequacy of the Corporation’s internal controls, including computerized information system controls and security. Such review will include inquiry about significant risks and exposures to the Corporation and the steps management has taken to minimize or manage such risks.

12.
Periodically reviewing the Corporation’s policies with respect to legal compliance, conflicts of interest and ethical conduct. Recommending to the Board of Directors any changes in these policies, that the Committee deems appropriate.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

Meetings

The Audit Committee shall establish its own schedule and will meet at least four times each year.

Minutes

The Audit Committee will maintain written minutes of its meetings, which will be filed with the records of the meetings of the Board of Directors.

[LOGO OF DELL]
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C/O PROXY SERVICES
P.O. BOX 9141
FARMINGDALE, NY 11735-9769

OPTIONS FOR SUBMITTING PROXY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your voting instruction card in hand when you access the web site. You will be prompted to enter your 12-digit Control number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE - 1-800-890-6903
Use any touch-tone telephone to transmit your voting instructions. Have your voting instruction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we've provided or return to Dell Computer Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DELLN1	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DELL COMPUTER CORPORATION

ELECTION OF DIRECTORS
The Board of Directors Recommends a Vote			For	Withhold	For All	To withhold authority to vote for any individual,
FOR all nominees.			All	All	Except:	mark "For All Except" and write the nominees
number on the line below.
Nominees:	(01)	Donald J. Carty
	(02)	William H. Gray III
	(03)	Judy C. Lewent
	(04)	Thomas W. Luce III

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

Each joint owner should sign. Signatures should correspond with the names printed on this Proxy. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title.

[	|	]	[	|	]
Signature (PLEASE SIGN WITHIN BOX)		Date	Signature (Joint Owners)		Date

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

Our Proxy Statement, Annual Report on Form 10-K and "Fiscal 2001 in Review" brochure are available electronically. As an alternative to receiving printed copies of these materials in future years, you may elect to receive or access them electronically. By signing up for electronic delivery, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs.

To sign up for electronic delivery, please vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. If you have any questions about electronic delivery, please contact Dell's Investor Relations Department at (512) 728-7800 or www.dell.com/investor.

PLEASE REMEMBER TO BRING THE
ENCLOSED ADMISSION TICKET
IF YOU PLAN TO ATTEND THE MEETING IN PERSON

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PROXY FORM	[LOGO OF DELL]	PROXY FORM
DELL COMPUTER CORPORATION
PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 19, 2001
AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF DELL COMPUTER CORPORATION

By casting your voting instructions on the reverse side, you hereby (a) acknowledge receipt of the proxy statement related to the above-referenced meeting, (b) appoint the individuals named in such proxy statement, and each of them, as proxies, with full power of substitution, to vote all shares of Dell common stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof and (c) revoke any proxies previously given.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the Board of Director Recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.